UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2007

Vision-Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
	40 Ramland Road South Orangeburg, NY	10962
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (845) 365-0600

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective April 17, 2007, Vision-Sciences, Inc. (the “Company”) entered into an employment letter with Carlos Babini, pursuant to which Mr. Babini became the Company’s Executive Vice President for Global Sales and Marketing. Material terms of the employment letter provide for a) an annual base salary of $233,000 and b) options to purchase 500,000 shares of common stock of the Company, subject to certain terms and conditions and approval by the compensation committee of the Company’s Board of Directors.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) & (c)	On April 19, 2007, the Company issued a press release announcing the appointment of Carlos Babini as Executive Vice President for Global Sales and Marketing. A copy of this press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

99.1	Press Release dated April 19, 2007 regarding the Company’s announcement of its appointment of Carlos Babini as Executive Vice President for Global Sales and Marketing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc., has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By: /s/ Yoav M. Cohen
Name: Yoav M. Cohen
Title: Vice President & Chief Financial Officer
Date: April 19, 2007